GENERAL ASSIGNMENT AND BILL OF SALE

THIS GENERAL ASSIGNMENT AND BILL OF SALE executed as of November 11, 2001 by **FUELCELL CORPORATION OF AMERICA**, a Delaware corporation ("Grantor") in favor of **HYDROGEN L.L.C.**, an Ohio limited liability company ("Grantee"), is to evidence the following agreements and understandings;

WITNESSETH:

WHEREAS, Grantor owns certain assets and rights relating to the Phosphoric Fuel Cell Program formerly operated by Westinghouse Electric Corporation ("Westinghouse") (the business conducted by Grantor is hereinafter referred to as the "Business");

WHEREAS, pursuant to an Operating Agreement dated effective as of November 11, 2001 (the "Operating Agreement") by and between Grantor, Leo Blomen, Andrew R. Thomas and Joshua L. Tosteson, Grantor is transferring, assigning, conveying and contributing to Grantee all of its assets in exchange for a 55% managing membership interest in Grantee; and

WHEREAS, Grantor desires to execute and deliver this instrument in furtherance of the Operating Agreement.

NOW, THEREFORE, Grantor, for good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged and pursuant to the terms and conditions contained in Section 6.1 of the Operating Agreement, hereby sells, conveys, transfers, assigns, and delivers to Grantee, its successors and assigns, free and clear of all liens, security interests, pledges, claims, charges, restrictions or other encumbrances, all of the business, properties, rights and assets of Grantor, whether tangible or intangible, wherever located, and if owned by Grantor, Grantor's title thereto or, if not owned by Grantor, such rights or interest as it possesses as of the date hereof (such properties, rights and assets being sometimes hereinafter referred to as the "Transferred Assets").

The Transferred Assets include, without limitation, the following:

(a) All machinery and equipment of Grantor with respect to the Business, wherever located (the "Fixed Assets"), together with all manufacturers' warranties issued to or acquired by Grantor in respect of the Fixed Assets (a partial list of the Fixed Assets is attached hereto as Schedule "1");

(b) All of Grantor's right, title and interest, if any, in and to the patents and pending patent applications, written disclosures of inventions, software and other intellectual property, including the items set forth on Schedule "2" (the "Intellectual Property");

(c) All of Grantor's right, title and interest in all testing procedures, formula, blueprints, development data and reports, plant designs, quality control specifications, cost analysis, flow charts, process sheets and other technical records of the Business;

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(d) All supplies, all marketing and sales literature, and all catalogs with respect to the Business;

(e) All of Grantor's right, title and interest in, to and under any agreements with respect to the Business which are assigned to and assumed by Grantee as set forth on Schedule "3" (the "Contracts"), each to the extent assignable;

(f) All business records of the Business, including all customer lists, supplier list and catalogs of the Business which are located at the Facility; and

(g) Goodwill and going concern value, if any, with respect to the Business ("Goodwill").

THE TRANSFERRED ASSETS ARE BEING CONVEYED, CONTRIBUTED AND TRANSFERRED AND ASSIGNED ON AN "AS IS, WHERE IS" BASIS "WITH ALL FAULTS" AND GRANTOR MAKES NO WARRANTIES, EXPRESS OR IMPLIED, EXCEPT WITH RESPECT TO TITLE AND EXCEPT AS EXPRESSLY PROVIDED HEREIN, AS TO THEIR CONDITION OR OPERATION INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND EXCEPT AS OTHERWISE PROVIDED HEREIN, GRANTOR DISCLAIMS AND GRANTEE WAIVES ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR DEMAND IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY) OR OTHERWISE WITH RESPECT TO THE CONDITION OR OPERATION OF THE TRANSFERRED ASSETS. Any description of the Transferred Assets contained in the Schedules attached hereto is for identification only. The use of a word or symbol to describe any item creates no warranty.

Without limiting the generality of the disclaimer of warranty described in the preceding paragraph, Grantee, by its acceptance of this instrument, acknowledges that Grantor has not recorded the assignment by Westinghouse to Grantor in March, 1993 of numerous items of Intellectual Property and that Grantor has not attempted to maintain, re-register or renew any of the Intellectual Property (domestic or foreign) constituting patents, patent applications or patent continuations.

At any time and from time to time after the date hereof, Grantor shall, at the reasonable request of Grantee and the sole cost of Grantee, execute and deliver any further instruments or documents and take all such further action as Grantee may reasonably request in order to consummate more effectively the transactions contemplated hereby.

Grantor shall deliver to Grantee as soon as practicable after the Transfer Date, the case files which are referenced on Schedule "2" and which are in the possession of Grantor or its counsel, and, if known, the names of the patent agents who assist Grantor in the registration of the assignments from Westinghouse and protection of the Intellectual Property.

Grantee, by its acceptance of this instrument, agrees that Grantor shall have no liability to pay any maintenance fees and/or renewal taxes (including any arrearages and past due taxes) for

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any of the Intellectual Property, it being understood that Grantee will be solely responsible for payment of such fees and taxes should it elect to maintain or renew the Intellectual Property or to reinstate a patent or patent application that has lapsed, been cancelled or deemed abandoned by Grantor.

This General Assignment and Bill of Sale and the covenants and agreements contained herein shall inure to the benefit of Grantee and its successors and shall bind Grantor and its successors.

This General Assignment and Bill of Sale shall be governed by and construed in accordance with the laws of the State of Ohio.

IN WITNESS WHEREOF, Grantor has caused this General Assignment and Bill of Sale to be executed and delivered by its duly authorized officer as of the effective date of the Operating Agreement.

FUELCELL CORPORATION OF AMERICA

By: ____________________
Saul Siegel, President

ACCEPTED as of the effective date of the Operating Agreement.

HYDROGEN, L.L.C.

By: ____________________
Andrew R. Thomas, Member

And by: ____________________
Joshua L. Tosteson, Member

And by: ____________________
Leo Blomen, Member

Schedule 1 – Fixed Assets

The fixed assets transferred hereunder include all the assets, of whatever kind, including tangible and intangible, real property, fixed property, and other property, owned by, leased (to the extent transferable and assumable by its terms) and licensed (to the extent transferable by its terms) of the Grantor that are used directly and indirectly in the business acquired, which are located in the following locations, at 811 Route 51 South, Jefferson Hills, Pennsylvania: Building 7 (press room, dirt room, high bay, cage, HT furnace, storage area, loading dock, green room, dry room, IES room), Building 6, and the assets in the lunch room and the 400kW demonstration module (fans, exchangers, condensers, fuel cell, and controls) and hydro equipment.

Schedule 2

Intellectual Property Rights

The following items comprising the Grantor's Intellectual Property Rights

1. Manufacturing Procedures, included in manuals as provided to Grantee dated as of the date of this Bill of Sale
2. Patents and Patent Applications as set forth in Asset Purchase Agreement between Westinghouse Electric Corporation and Environmental Energy Systems, Inc.
3. Fuel Cell System Plant Specifications, included in relevant manuals as provided to Grantee as of the date of this Bill of Sale
4. 400 kW Module Auxiliary Equipment Documents – Drawings and related specifications as provided to Grantee and dated as of the date of this Bill of Sale
5. Material Procurement Specifications, included in manuals as provided to Grantee as of the date of this Bill of Sale
6. 2MW/y manufacturing facility equipment list, as provided previously to Grantee and dated as of the date of this Bill of Sale

Schedule 3

Contracts

Grantor's right and interest under a Lease dated October 1, 1995, with Dick Corporation for the premises known as Building No. 7, located at 811 Rout 51 South, Jefferson Hills, Pennsylvania, which lese was for an original term of one year ending September 30, 1996 and was renewed for one additional year. Said lese has expired by its terms, and the premises are currently being leased by Grantor on a month-to month basis from the Pennsylvania Turnpike Commission (which purchased the Premises after the expiration of the renewal term).